Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CSG SYSTEMS REPORTS

SECOND QUARTER 2009 RESULTS

Revenues of $124.8 million;

Non-GAAP EPS of $0.40; GAAP EPS of $0.31;

Increases Full Year 2009 Guidance.

ENGLEWOOD, COLO. (July 28, 2009) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer interaction management and billing solutions, today reported results for the quarter ended June 30, 2009.

Key Highlights:

•	Results for the quarter ended June 30, 2009 were as follows:

•	Total revenues were $124.8 million, an increase of seven percent when compared to $116.9 million for the same period in 2008.

•	Non-GAAP operating income was $22.3 million, or 17.8% of total revenues, and GAAP operating income was $19.6 million, or 15.7% of total revenues.

•	Non-GAAP adjusted EBITDA was $34.3 million for the quarter, and $67.3 million for the six months ended June 30, 2009.

•	Non-GAAP earnings per diluted share (“EPS”) was $0.40, and GAAP EPS was $0.31.

•	Cash flows from operations for the quarter were $43.6 million, and $59.6 million for the six months ended June 30, 2009.

•	Cash and short-term investments totaled $132.9 million as of June 30, 2009, up from $120.3 million from last quarter-end.

•	CSG repurchased $15.0 million of its previously outstanding convertible debt securities.

“CSG continued to deliver upon our 2009 goals and long-term strategy during the second quarter, as reflected in our increased financial guidance for the year,” said Peter Kalan, chief executive officer and president of CSG Systems. “CSG’s solid capital structure and cash flow generation have held firm during these challenging economic times. We continue to establish the foundation for future success and continued growth by converting new subscribers, increasing penetration levels of our solutions, and diversifying our revenues into attractive new verticals.”

CSG Systems International, Inc.

July 28, 2009

Results of Operations

Revenues: Total revenues for the second quarter of 2009 were $124.8 million, a seven percent increase when compared to $116.9 million for the same period in 2008 and up sequentially when compared to $123.5 million for the first quarter of 2009, with the year-over-year increase related to both organic and inorganic (acquisitions) sources.

Operating Income: Non-GAAP operating income for the second quarter of 2009 was $22.3 million, or 17.8% of total revenues, which compares to 18.7% for the same period last year. Non-GAAP operating income excludes $2.7 million of expenses related to CSG’s transition of its data center services from First Data Corporation to Infocrossing (“Data Center Transition Expenses”), which began in the first quarter of 2009. GAAP operating income for the second quarter of 2009 was $19.6 million, or 15.7% of total revenues.

Earnings per Share: Non-GAAP EPS for the second quarter of 2009 was $0.40, compared to non-GAAP EPS of $0.38 for the second quarter of 2008. Non-GAAP EPS excludes the impact of the following items on a tax-affected, per diluted share basis: (i) Data Center Transition Expenses; and (ii) amortization of the original issue discount (“OID”) for CSG’s convertible debt securities. GAAP EPS for the second quarter of 2009 was $0.31, compared to $0.34 for the same period last year.

Adjusted EBITDA: Non-GAAP adjusted EBITDA for the second quarter of 2009 was $34.3 million, compared to $34.1 million in the same period last year, and was $67.3 million for the first six months of 2009, compared to $68.4 million for the same period in 2008. Adjusted EBITDA is net income before interest, taxes, depreciation, amortization, stock based compensation, and unique and infrequent items, such as the Data Center Transition Expenses and the gain on the repurchase of CSG’s convertible debt securities.

Additional disclosures and reconciliations related to CSG’s use of non-GAAP financial measures are included in Exhibit 1 at the end of this press release.

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the end of the indicated quarters are as follows (in thousands):

	June 30, 2009	March 31, 2009	December 31, 2008
Cash, cash equivalents and short-term investments	$132,858	$120,345	$141,217
Net trade accounts receivable	110,464	130,210	120,278
Long-term debt:
Par value	$170,300	$185,300	$200,300
Unamortized OID	(16,927)	(20,568)	(24,512)

Net debt carrying amount	$153,373	$164,732	$175,788

The sequential increase of $13 million in cash and investments in the second quarter of 2009 relates primarily to the cash flows generated from operations during the current quarter.

CSG Systems International, Inc.

July 28, 2009

The net trade accounts receivable of $110 million as of June 30, 2009, decreased approximately $20 million from the previous quarter, with the decrease primarily attributed to the receipt of an $11 million first quarter client payment received after quarter-end on April 1, resulting in the payment of four monthly invoices by this client in the second quarter, and favorable timing of payments from various other clients. CSG’s days billed outstanding for the second quarter were 58 days, which has been consistent across the last several quarters.

During the quarter, CSG repurchased $15.0 million of its convertible debt at a cost of $13.5 million (weighted-average price of approximately 90% of par). After these debt repurchases, the par value of CSG’s outstanding convertible debt balance as of June 30, 2009 is $170.3 million, down from $185.3 million as of March 31, 2009 and $230.0 million at issuance in 2004.

Cash Flows: Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	June 30, 2009	March 31, 2009	June 30, 2008
Cash Flows from Operating Activities:
Operations	$29,658	$30,449	$28,225
Changes in operating assets and liabilities	13,895	(14,436)	19,052

Net cash provided by operating activities	$43,553	$16,013	$47,277

Cash Flows from Investing Activities:
Purchases of property and equipment	$(14,360)	$(10,024)	$(5,902)

Cash flows from operations for the second quarter of 2009 of $43.6 million were positively impacted by the $20 million reduction in the accounts receivable balance, as discussed above.

CSG spent $14.4 million on capital expenditures in the second quarter, which includes approximately $11 million for hardware and related infrastructure items required to setup and replicate the computing environment at the new Infocrossing data center location.

Supplemental Data

The following information is provided to assist readers in further evaluating CSG’s financial performance (in thousands, except per share amounts):

	Quarter Ended June 30, 2009		Quarter Ended June 30, 2008
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (2)
Certain non-cash expenses:
Depreciation	$4,901	$0.09	$4,007	$0.07
Amortization of intangible assets (3)	3,964	0.08	5,253	0.10
Stock-based employee compensation	3,223	0.06	2,982	0.05

Total	$12,088	$0.23	$12,242	$0.22

CSG Systems International, Inc.

July 28, 2009

	Six Months Ended June 30, 2009		Six Months Ended June 30, 2008
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (2)
Certain non-cash expenses:
Depreciation	$9,141	$0.17	$7,644	$0.14
Amortization of intangible assets (3)	6,722	0.13	10,016	0.19
Stock-based employee compensation	6,238	0.12	5,568	0.10

Total	$22,101	$0.42	$23,228	$0.43

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(2)	These items represent the after-tax impact to net income on a per diluted share basis using: (i) CSG’s effective income tax rates of approximately 35% for the quarter and six months ended June 30, 2009, and 37% and 36%, respectively, for the quarter and six months ended June 30, 2008; and (ii) weighted-average diluted shares outstanding of 34.4 million for the quarter and six months ended June 30, 2009, and 35.0 million and 34.8 million, respectively, for the quarter and six months ended June 30, 2008.
(3)	The decrease in amortization of intangible assets in the quarter and six months ended June 30, 2009, as compared to the quarter and six months ended June 30, 2008, is primarily due to the change in the life of the Comcast client contract intangible asset as a result of the extension of the contractual arrangement with Comcast effective July 1, 2008.

Total customer accounts processed on CSG’s systems as of June 30, 2009, were 45.4 million, consistent with the number of customer accounts processed as of March 31, 2009.

2009 Financial Guidance

A summary of CSG’s financial guidance for the full year 2009 is as follows. Overall, CSG’s current expectations have increased over its previous financial guidance.

Revenues	$495 - $500 million
Non-GAAP EPS	$1.55 - $1.60
GAAP EPS	$1.10 - $1.13

Non-GAAP EPS shown above is a non-GAAP financial measure and is explained in greater detail and reconciled to the comparable GAAP measure in the attached Exhibit 1.

Conference Call

CSG will host a one-hour conference call on July 28, 2009, at 5 p.m. EDT, to discuss CSG’s second quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com.

Additional Information

For additional information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information can be found in the Investor Relations section of the web site.

About CSG Systems International, Inc.

Headquartered in Englewood, Colorado, CSG Systems International, Inc. (NASDAQ: CSGS) is a customer interaction management company that provides software- and services-based solutions that help clients engage and transact with their customers. With a

CSG Systems International, Inc.

July 28, 2009

25-year heritage in providing customer management and billing solutions to North American cable and direct broadcast satellite companies, CSG has broadened its customer interaction management capabilities to proudly serve this client base as well as new, highly competitive industries including financial services, healthcare, utilities and more. Today, CSG’s solutions reach more than half of all U.S. households each month and manage over $36 billion in transactions annually on its clients’ behalf. For more information, visit our website at www.csgsystems.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to: 1) the concentration of approximately two-thirds of CSG’s revenues with four clients; as a result, the loss of business from any one of those clients could potentially have a material adverse impact to CSG’s financial results; 2) continued market acceptance of CSG’s Advanced Convergent Platform (ACP) and related products and services; 3) CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner; 4) CSG’s ability to implement new solutions, and migrate or convert clients to our solutions in a timely and effective manner; 5) CSG’s dependency on the North American communications industry; as a result, key market factors such as further industry consolidation, new market entrants that may not be clients of CSG, macroeconomic conditions affecting the credit and equity markets generally, and/or the financial status of CSG clients may affect CSG’s ability to maintain and expand market share; 6) increasing competition in our market from companies of greater size and with broader presence in the communications sector, thus exerting greater influence over client buying decisions; 7) CSG’s ability to successfully integrate and manage acquired businesses, technology or assets to achieve the expected strategic, operating and financial goals established for such acquisitions; 8) CSG’s continued ability to protect its intellectual property rights; and 9) CSG’s dependency on a variety of computing environments and communications networks, as well as risks inherent to transitioning data centers, thus subjecting CSG to the risks of extended interruptions, outages, unauthorized access and corruption of data. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Kathleen Marvin, Director of Investor Relations

(303) 804-4941

E-mail: kathleen_marvin@csgsystems.com

CSG Systems International, Inc.

July 28, 2009

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	June 30, 2009	December 31, 2008
		(See Note)
ASSETS
Current assets:
Cash and cash equivalents	$97,385	$83,886
Short-term investments	35,473	57,331

Total cash, cash equivalents and short-term investments	132,858	141,217
Trade accounts receivable-
Billed, net of allowance of $2,148 and $2,999	110,464	120,278
Unbilled and other	9,255	9,210
Deferred income taxes	11,791	12,755
Income taxes receivable	2,638	—
Other current assets	5,898	4,468

Total current assets	272,904	287,928
Property and equipment, net of depreciation of $81,743 and $80,854	56,593	42,594
Software, net of amortization of $37,984 and $36,385	10,897	9,835
Goodwill	104,899	103,971
Client contracts, net of amortization of $118,000 and $112,675	33,517	34,244
Other assets	6,074	6,199

Total assets	$484,884	$484,771

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Client deposits	$28,230	$28,629
Trade accounts payable	23,752	22,943
Accrued employee compensation	17,708	22,997
Deferred revenue	17,430	11,487
Income taxes payable	—	4,301
Other current liabilities	7,038	12,896

Total current liabilities	94,158	103,253

Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $16,927 and $24,512	153,373	175,788
Deferred revenue	8,867	9,914
Income taxes payable	5,921	5,132
Deferred income taxes	30,516	20,338
Other non-current liabilities	5,040	5,659

Total non-current liabilities	203,717	216,831

Total liabilities	297,875	320,084

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 35,122,036 shares and 34,720,191 shares outstanding	636	629
Additional paid-in capital	403,388	400,626
Treasury stock, at cost, 28,456,808 shares and 28,206,808 shares	(675,623)	(671,841)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	48	241
Unrecognized pension plan losses and prior service costs, net of tax	(919)	(919)
Accumulated earnings	459,479	435,951

Total stockholders’ equity	187,009	164,687

Total liabilities and stockholders’ equity	$484,884	$484,771

Note:	Effective January 1, 2009, CSG adopted FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, and FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” on a retrospective basis. As a result, our prior year consolidated financial statements have been restated to reflect the adoption of these new accounting principles. Additional information on the impact of adopting these new accounting pronouncements was included in CSG’s most recent Form 10-Q for the quarter ended March 31, 2009.

CSG Systems International, Inc.

July 28, 2009

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
		(See Note)		(See Note)
Revenues:
Processing and related services	$114,859	$109,305	$229,587	$213,474
Software, maintenance and services	9,977	7,565	18,795	16,992

Total revenues	124,836	116,870	248,382	230,466

Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	58,575	55,887	117,440	109,024
Software, maintenance and services	6,552	4,775	12,954	9,990

Total cost of revenues	65,127	60,662	130,394	119,014
Other operating expenses:
Research and development	17,558	17,053	34,709	32,925
Selling, general and administrative	14,989	13,247	28,807	25,669
Data center transition expenses	2,668	—	4,057	—
Depreciation	4,901	4,007	9,141	7,644
Restructuring charges	6	8	108	64

Total operating expenses	105,249	94,977	207,216	185,316

Operating income	19,587	21,893	41,166	45,150

Other income (expense):
Interest expense	(1,394)	(1,800)	(2,967)	(3,531)
Amortization of original issue discount	(2,083)	(2,465)	(4,308)	(4,881)
Gain on repurchase of convertible debt securities	—	—	1,468	—
Interest and investment income, net	356	1,124	838	2,703
Other, net	—	1	—	15

Total other	(3,121)	(3,140)	(4,969)	(5,694)

Income before income taxes	16,466	18,753	36,197	39,456
Income tax provision	(5,763)	(6,914)	(12,669)	(14,289)

Net income	$10,703	$11,839	$23,528	$25,167

Net income attributed to common stock and participating security:
Common stock	$10,366	$11,256	$22,695	$24,021
Participating restricted stock	337	583	833	1,146

Total	$10,703	$11,839	$23,528	$25,167

Weighted-average shares outstanding - Basic
Common stock	33,201	33,209	33,136	33,147
Participating restricted stock	1,080	1,720	1,216	1,581

Total	34,281	34,929	34,352	34,728

Weighted-average shares outstanding - Diluted
Common stock	33,274	33,232	33,193	33,170
Participating restricted stock	1,080	1,720	1,216	1,581

Total	34,354	34,952	34,409	34,751

Earnings per share – Basic and Diluted:
Common stock	$0.31	$0.34	$0.68	$0.72
Participating restricted stock	$0.31	$0.34	$0.68	$0.72
Total	$0.31	$0.34	$0.68	$0.72

Note:	Effective January 1, 2009, CSG adopted FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, and FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” on a retrospective basis. As a result, our prior year consolidated financial statements have been restated to reflect the adoption of these new accounting principles. Additional information on the impact of adopting these new accounting pronouncements was included in CSG’s most recent Form 10-Q for the quarter ended March 31, 2009.

CSG Systems International, Inc.

July 28, 2009

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Six Months Ended
	June 30, 2009	June 30, 2008
		(See Note)
Cash flows from operating activities:
Net income	$23,528	$25,167
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	9,141	7,644
Amortization	7,125	10,455
Amortization of original issue discount	4,308	4,881
Gain on short-term investments and other	(443)	(152)
Gain on repurchase of convertible debt securities	(1,468)	—
Deferred income taxes	11,820	6,343
Excess tax benefit of stock-based compensation awards	(142)	(143)
Stock-based employee compensation	6,238	5,568
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	10,298	12,533
Other current and non-current assets	(2,563)	294
Income taxes payable/receivable	(6,961)	3,369
Trade accounts payable and accrued liabilities	(5,965)	(5,678)
Deferred revenue	4,650	(2,152)

Net cash provided by operating activities	59,566	68,129

Cash flows from investing activities:
Purchases of property and equipment	(24,384)	(9,853)
Purchases of short-term investments	(22,215)	(19,102)
Proceeds from sale/maturity of short-term investments	44,200	9,345
Acquisition of businesses, net of cash acquired	(7,373)	(39,982)
Acquisition of and investments in client contracts	(3,748)	(2,346)

Net cash used in investing activities	(13,520)	(61,938)

Cash flows from financing activities:
Proceeds from issuance of common stock	645	536
Repurchase of common stock	(6,157)	(1,362)
Payments on acquired equipment financing	(463)	(34)
Repurchase of convertible debt securities	(26,714)	—
Excess tax benefit of stock-based compensation awards	142	143

Net cash used in financing activities	(32,547)	(717)

Net increase in cash and cash equivalents	13,499	5,474
Cash and cash equivalents, beginning of period	83,886	123,416

Cash and cash equivalents, end of period	$97,385	$128,890

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$2,408	$2,979
Income taxes	7,801	4,565

Note:	Effective January 1, 2009, CSG adopted FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, and FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” on a retrospective basis. As a result, our prior year consolidated financial statements have been restated to reflect the adoption of these new accounting principles. Additional information on the impact of adopting these new accounting pronouncements was included in CSG’s most recent Form 10-Q for the quarter ended March 31, 2009.

CSG Systems International, Inc.

July 28, 2009

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its consolidated financial statements presented in accordance with GAAP, CSG uses the following non-GAAP financial measures: non-GAAP operating income, non-GAAP earnings per share (“EPS”), and non-GAAP adjusted EBITDA. CSG believes that these non-GAAP financial measures provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for: (i) certain internal financial planning, reporting, and analysis; (ii) forecasting and budgeting purposes; (iii) certain management compensation incentives; and (iv) communications with CSG’s Board of Directors, stockholders, financial analysts, and investors. These non-GAAP financial measures are provided with the intent of providing investors a more complete understanding of CSG’s underlying operational results, trends, performance, and cash generating capabilities, in addition to providing consistency and comparability with CSG’s historical financial results, as well as comparability to similar companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not a measure of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles.

•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures.

•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements.

•	Certain adjustments to CSG’s non-GAAP financial statements result in the exclusion of items that are recurring and will be reflected in its financial statements in future periods.

•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the GAAP amounts excluded from the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

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July 28, 2009

Non-GAAP Financial Measures – Historical Results

Non-GAAP Operating Income: CSG’s calculation of non-GAAP operating income begins with GAAP operating income and adds back the impact of CSG’s transition of its data center services from First Data Corporation to Infocrossing (“Data Center Transition Expenses”). Non-GAAP operating income as a percentage of total revenues (also referred to as “non-GAAP operating income margin”) is calculated by taking non-GAAP operating income and dividing it by total revenues for the respective period. The Data Center Transition Expenses are considered a unique and infrequent occurrence for CSG, and therefore are not reflective of CSG’s recurring core business operating results. The exclusion of these costs in calculating CSG’s non-GAAP operating income and non-GAAP operating income margin allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated quarters and six months then ended are as follows (in thousands, except percentages):

	Quarter Ended June 30, 2009		Quarter Ended June 30, 2008
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$19,587	15.7%	$21,893	18.7%
Data Center Transition Expenses	2,668	2.1%	—	—

Non-GAAP operating income	$22,255	17.8%	$21,893	18.7%

	Six Months Ended June 30, 2009		Six Months Ended June 30, 2008
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$41,166	16.6%	$45,150	19.6%
Data Center Transition Expenses	4,057	1.6%	—	—

Non-GAAP operating income	$45,223	18.2%	$45,150	19.6%

Non-GAAP EPS: CSG’s calculation of non-GAAP earnings per share (“EPS”) begins with GAAP EPS and then excludes the following items on a tax-affected, per diluted share basis: (i) CSG’s Data Center Transition Expenses; (ii) amortization of the original issue discount (“OID”) for CSG’s convertible debt securities; and (iii) the gain on the repurchase of CSG’s convertible debt securities. CSG believes this presentation provides meaningful supplemental information regarding CSG’s performance, and these items are included in CSG’s determination of non-GAAP financial information for the following reasons:

•

The Data Center Transition Expenses and any gains on the repurchase of CSG’s convertible debt securities are unique and infrequent in occurrence for CSG, and therefore may not be reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

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July 28, 2009

•

The amortization of the convertible debt securities OID is additional interest expense as a result of the adoption of a new accounting pronouncement effective January 1, 2009. The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current interest expense with historical periods prior to the adoption of this new accounting pronouncement. In addition, the interest expense related to the amortization of the OID is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash interest costs of CSG‘s convertible debt securities for cash flow, liquidity, and debt service purposes.

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated quarters and six months then ended are as follows (in thousands, except per share amounts):

	Quarter Ended June 30, 2009		Quarter Ended June 30, 2008
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (2)
GAAP income before income taxes	$16,466	$0.31	$18,753	$0.34
Data Center Transition Expenses	2,668	0.05	—	—
Amortization of original issue discount	2,083	0.04	2,465	0.04

Non-GAAP income before income taxes	$21,217	$0.40	$21,218	$0.38

	Six Months Ended June 30, 2009		Six Months Ended June 30, 2008
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (2)
GAAP income before income taxes	$36,197	$0.68	$39,456	$0.72
Data Center Transition Expenses	4,057	0.08	—	—
Amortization of original issue discount	4,308	0.08	4,881	0.09
Gain on repurchase of convertible debt securities	(1,468)	(0.03)	—	—

Non-GAAP income before income taxes	$43,094	$0.81	$44,337	$0.81

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(2)	These items represent the after-tax impact to net income on a per diluted share basis using: (i) CSG’s effective income tax rates of approximately 35% for the quarter and six months ended June 30, 2009, and 37% and 36%, respectively, for the quarter and six months ended June 30, 2008; and (ii) weighted-average diluted shares outstanding of 34.4 million for the quarter and six months ended June 30, 2009, and 35.0 million and 34.8 million, respectively, for the quarter and six months ended June 30, 2008.

Non-GAAP Adjusted EBITDA: CSG defines adjusted EBITDA as income before interest, taxes, depreciation, amortization, stock based compensation, and unique and infrequent items, such as the Data Center Transition Expenses and the gain on the repurchase of CSG’s convertible debt securities, discussed above. CSG’s calculation of adjusted EBITDA begins with CSG’s non-GAAP operating income, shown above, which excludes interest income and expense, income taxes, and unique and infrequent items, and adds back CSG’s non-cash charges: depreciation, amortization of intangible assets, and stock-based compensation. CSG believes that adjusted EBITDA is useful to investors and other users of its financial statements as it provides additional information in evaluating the following: (i) operating performance; (ii) liquidity and debt servicing capabilities; and (iii) enterprise valuation purposes.

CSG Systems International, Inc.

July 28, 2009

CSG’s calculation of adjusted EBITDA and the reconciliations of CSG’s adjusted EBITDA measure to net income and cash flows from operations for the indicated quarters and six months then ended are as follows (in thousands):

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Non-GAAP operating income	$22,255	$21,893	$45,223	$45,150
Depreciation	4,901	4,007	9,141	7,644
Amortization of intangible assets	3,964	5,253	6,722	10,016
Stock-based employee compensation	3,223	2,982	6,238	5,568

Adjusted EBITDA	$34,343	$34,135	$67,324	$68,378

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net income	$10,703	$11,839	$23,528	$25,167
Interest expense	1,394	1,800	2,967	3,531
Amortization of original issue discount	2,083	2,465	4,308	4,881
Interest and investment income and other, net	(356)	(1,125)	(838)	(2,718)
Income tax provision	5,763	6,914	12,669	14,289
Depreciation	4,901	4,007	9,141	7,644
Amortization of intangible assets	3,964	5,253	6,722	10,016
Stock-based employee compensation	3,223	2,982	6,238	5,568
Data Center Transition Expenses	2,668	—	4,057	—
Gain on repurchase of convertible debt securities	—	—	(1,468)	—

Adjusted EBITDA	$34,343	$34,135	$67,324	$68,378

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Cash flows from operating activities	$43,553	$47,277	$59,566	$68,129
Income tax provision	5,763	6,914	12,669	14,289
Changes in operating assets and liabilities	(13,895)	(19,052)	541	(8,366)
Deferred income taxes	(4,842)	(1,548)	(11,820)	(6,343)
Data Center Transition Expenses	2,668	—	4,057	—
Interest expense	1,394	1,800	2,967	3,531
Interest and investment income and other, net	(356)	(1,125)	(838)	(2,718)
Other	58	(131)	182	(144)

Adjusted EBITDA	$34,343	$34,135	$67,324	$68,378

CSG Systems International, Inc.

July 28, 2009

Non-GAAP Financial Measures – 2009 Financial Guidance

Non-GAAP Operating Income Margin: The reconciliation of GAAP operating income margin to non-GAAP operating income margin as included in CSG’s 2009 full year financial guidance is as follows:

2009 Guidance
GAAP operating income margin	14.2%
Data Center Transition Expenses as a percentage of total revenues (3)	3.5%

Non-GAAP operating income margin (“mid- to upper- 17% range”)	17.7%

(3)	This represents the pretax impact of the estimated 2009 Data Center Transition Expenses of approximately $17 million to $18 million on CSG’s operating income margin.

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2009 full year financial guidance is as follows:

	2009 Guidance Range (4)
GAAP EPS	$1.10	$1.13
Data Center Transition Expenses (5)	0.32	0.34
Amortization of original issue discount (6)	0.16	0.16
Gain on repurchase of convertible debt securities (7)	(0.03)	(0.03)

Non-GAAP EPS	$1.55	$1. 60

(4)	The after-tax impact of these items is calculated using CSG’s estimated full year 2009 effective income tax rate of approximately 35%, and using the estimated weighted-average diluted shares outstanding of 34.5 million for 2009.
(5)	This represents the after-tax impact of the estimated 2009 Data Center Transition Expenses of approximately $17 million to $18 million on a per diluted share basis.
(6)	This represents the after-tax impact of the estimated 2009 expense related to the amortization of the OID expense for CSG’s convertible debt securities of approximately $8.4 million on a per diluted share basis.
(7)	This represents the after-tax impact of the gain on the repurchase of convertible debt securities of $1.5 million on a per diluted share basis. At this time, CSG’s 2009 full year guidance assumes that there will be no additional debt repurchases.